UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 2, 2014

BG Medicine, Inc.

(Exact Name of Registrant as Specified in Its Charter)

001-33827

(Commission File Number)

Delaware	04-3506204
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

880 Winter Street, Suite 210, Waltham, Massachusetts	02451
(Address of Principal Executive Offices)	(Zip Code)

(781) 890-1199

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On April 3, 2014, BG Medicine, Inc. (the “Company”), entered into an underwriting agreement (the “Underwriting Agreement”) with Lazard Capital Markets LLC (the “Underwriter”) pursuant to which the Company agreed to sell to the Underwriter in a firm commitment underwritten public offering an aggregate of 6,452,000 shares of the Company’s common stock, par value $0.001 per share (the “Shares”, and the offering of the Shares, the “Offering”), at a price to the public of $1.55 per share, less underwriting discounts and commissions. Under the terms of the Underwriting Agreement, the Company has granted the Underwriter an option, exercisable for 30 days, to purchase up to an additional 967,800 shares. The net proceeds to the Company from the Offering are expected to be approximately $8.9 million, after deducting underwriting discounts and commissions and estimated expenses payable by the Company, assuming no exercise by the Underwriter of its option to purchase additional shares of common stock. The transactions contemplated by the Underwriting Agreement are expected to close on April 8, 2014, subject to the satisfaction of customary closing conditions.

The Offering is being made pursuant to the Company’s effective shelf registration statement on Form S-3 (Registration No. 333-181699) (the “Registration Statement”) as supplemented by a preliminary prospectus supplement filed with the Securities and Exchange Commission (the “SEC”) and a final prospectus supplement to be filed with the SEC (the “Prospectus Supplements”) pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”).

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriter, including for liabilities under the Securities Act, other obligations of the parties and termination provisions.

A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. The Underwriting Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Underwriting Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. The foregoing description of the terms of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the Underwriting Agreement. Investors should review that document as well as the Registration Statement and Prospectus Supplements for a complete understanding of the terms and conditions associated with the Offering.

This Current Report contains forward-looking statements that involve risk and uncertainties, such as statements related to the anticipated closing of the Offering and the amount of net proceeds expected from the Offering. The risks and uncertainties involved include the Company’s ability to satisfy certain conditions to closing on a timely basis or at all, as well as other risks detailed from time to time in the Company’s SEC filings.

A copy of the opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. relating to the legality of the issuance and sale of the shares in the Offering is attached as Exhibit 5.1 hereto.

Item 8.01.	Other Events.

On April 2, 2014, the Company issued a press release announcing the commencement of the then-proposed Offering. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On April 3, 2014, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

1.1	Underwriting Agreement, dated April 3, 2014, between the Company and Lazard Capital Markets LLC.

5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

23.1	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in the opinion filed as Exhibit 5.1).

99.1	Press Release, dated April 2, 2014.

99.2	Press Release, dated April 3, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BG MEDICINE, INC.

Date: April 3, 2014	/s/ Stephen P. Hall
Stephen P. Hall Executive Vice President & Chief Financial Officer